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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.7

AWARD LETTER

This Award Letter (this "Award Letter") is made on and as of the 20th day of May, 2002 ("Effective Date") by and between Dot Hill Systems Corporation ("Dot Hill") and Solectron Corporation ("Supplier"), pursuant to the Manufacturing Agreement, dated as of May 20, 2002, made between the parties (the "Agreement"). Capitalized terms not defined in this Award Letter have the meanings set forth in the Agreement. The parties agree as follows:

1.
Scope: Neither this Award Letter nor the Agreement constitutes a commitment by Dot Hill to purchase Products unless Dot Hill, in its sole discretion, issues one or more P.O.'s in the manner described in the Agreement.

2.
Products and Pricing/Initiatives:

2.1
Products and Pricing. Dot Hill may purchase Product(s) from Supplier at the prices in U.S. dollars as set forth in the Attachment A to this Award Letter. Such pricing will be determined by the parties within thirty (30) days after the execution of the Award Letter by both parties and, at such time, the parties will add Attachment A to this Award Letter. Dot Hill shall receive a reduction in price for the cost reductions described in the last sentence of Section 3.3.3 (Cost Reductions) of the Agreement. Additionally, Dot Hill may elect to receive on a rolling annual basis (or such shorter period that may be mutually agreed by the parties) from the Effective Date of this Award Letter, and Supplier shall provide to Dot Hill, an additional reduction in pricing for Products through either:

(a)
[...***...], or

(b)
[...***...]).

      In Attachment A, for the initial annual period (or such shorter period as may be mutually agreed by the parties) that begins after the execution of this Award Letter, Dot Hill will elect either to accept such Supplier committed fixed price reduction or the cost reduction in the penultimate sentence of Section 3.3.3 (Cost Reductions) of the Agreement.

      Supplier shall provide a detailed cost breakdown to Dot Hill for each Product covered by this Award Letter, updated quarterly two (2) weeks prior to product cost review submission, covering the then current quarter and estimates for the following six (6) quarters.

  2.1
  Demand Replenishment Initiative. The terms and conditions applicable to the Demand Replenishment Program including without limitation Demand Replenishment Product Leadtimes, Demand Trigger Frequency and Delivery/Title are set forth in Exhibit D to the Agreement.

  2.2
  Business Continuity Plan. The Product-specific Business Continuity Plan is set forth as Attachment D to this Award Letter.

3.
Supply Plan Communication: Dot Hill's material organization representative shall provide Supplier with an updated Supply Plan on at least a quarterly basis and subsequent updates as needed. In the event that Supplier has not received this information within ten (10) days after the beginning of a quarter, Supplier will notify Dot Hill accordingly.

4.
Product Leadtimes: Product Leadtimes for the Products are described in Exhibit D to the Agreement.

5.
Upside Support: Dot Hill may request all or any part of Upside Support quantity at anytime during the applicable quarter up to the maximum amount indicated beginning with Dot Hill's announcement general availability of the Dot Hill product or system that incorporates the Product(s) ("GA"). Supplier shall sell, manufacture and ship such Upside Support quantities to Dot Hill on a "first-in, first-out" basis after Dot Hill's written request.

Timeframe	Upside Max. Percentage Increase
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

  Supplier shall use reasonable efforts to accommodate any request from Dot Hill to accelerate delivery of Upside Support quantities of Products within the timeframes indicated above. With respect to any request for quantities in excess of Upside Support described above, the parties shall negotiate in good faith acceptable delivery dates.

6.
Customer Support and Quality: Supplier will provide in-warranty and out-of-warranty customer service and support in accordance with Exhibit B to the Agreement. Supplier shall deliver Product(s) which conforms to the Specification(s) attached as Attachment E to this Award Letter and shall comply with Supplier's Quality Program attached as Exhibit C to the Agreement and Customer Support Quality Requirements attached as Exhibit C-1 to the Agreement. The quantity of Product(s) delivered to Dot Hill shall not exceed the Defects Per Million ("DPM") levels set forth in Exhibit C to the Agreement.

7.
Turnkey Components, Material Leadtimes and EOQ:

  Dot Hill will provide a components parts list indicating approved vendors for each component. Supplier will use that list to identify current Material Leadtimes and vendor requirements, if any, for economic order quantities ("EOQ") for each component.(the "List"). The initial version of the List will be added to this Award Letter as Attachment B within thirty (30) days after execution of this Award Letter by both parties. Thereafter updates to the List will be set forth in a separate written document which is hereby incorporated by reference. Supplier shall update the List, subject to Dot Hill's approval, at least once each quarter. As part of the List, Supplier will identify EOQ components which are required to be procured in a minimum order quantity ("MOQ") so that Dot Hill and Supplier can evaluate, as necessary, the costs of procuring the EOQ versus the MOQ.

8.
Tooling: The list of Dot Hill-owned Tooling related to this Award Letter is set forth in an Attachment to Attachment C to this Award Letter.

9.
Notices: Dot Hill and Supplier shall each assign an individual to administer the Agreement throughout its term (the "Administrators"). Each party shall inform the Administrator of the other in writing of a change of Administrator or such Administrator's address or telephone number.

Dot Hill's Administrator shall be:	Supplier's Administrator shall be:
Rich McGee, Sr. V.P.—Operations	Joe Regan, Vice President Strategic Opportunity Management
Dot Hill Systems Corporation 6305 El Camino Real Carlsbad, California 92009 Ph: (760) 931-5534 Fax: (760) 931-5527	Solectron Corporation 847 Gibraltar Drive, Building 5 Milipitas, California 95035 Ph: (408) 956-6660 Fax: (408) 945-7101

10.
Award Letter Components: The parties agree to be bound by these terms and conditions which consists of the Award Letter and the following exhibits indicated below that are incorporated by reference herein:

☒	Attachment A (Product Pricing Matrix)
☒	Attachment B (Turnkey Components and EOQ)
☒	Attachment C (Tooling)
☒	Attachment D (Business Continuity Plan)
☒	Attachment E (Specification)

The undersigned duly authorized representatives of the parties have executed and delivered this Award Letter as of the Effective Date. Solectron Corporation hereby assigns this Agreement on behalf of itself and those Solectron subsdiaries and affiliates described in the introductory paragraph of the Agreement.

Dot Hill Systems Corporation	Solectron Corporation

By	By

Name	Name

Title	Title

Date	Date

ATTACHMENT A

PRODUCT PRICING MATRIX

Warranty Period for Products and FRUs:                        .

Products:

[...***...]

FRUs:

Part Number	FRU Description	Unit Pricing Schedule
TBD.

[...***...]

[*] = Confidential Treatment Requested.

ATTACHMENT B

TURNKEY COMPONENTS AND EOQ

[*] = Confidential Treatment Requested.

ATTACHMENT C
TOOLING

1.    PURPOSE. The purpose of this Attachment is to define Supplier's responsibilities with respect to Tooling for the Product(s) and its use thereof.

2.    DEFINITIONS

          2.1  Tooling shall mean all tools, equipment, dies, devices, aids, gauges, models, drawings, software programs (including test programs) that Dot Hill chooses to provide to Supplier for use by Supplier in the manufacture or test of the Products or prototypes thereof.

          2.2  Tooling Specifications shall mean the applicable technical specifications and/or drawings related to the Tooling that Dot Hill may provide to Supplier.

3.    IDENTIFICATION OF TOOLING. On or before the date on which Dot Hill may provide Tooling to Supplier, Dot Hill will identify to Supplier the Tooling it desires to provide to Supplier, if any, and provide information to Supplier regarding its required use in the manufacture and/or test of Products or prototypes thereof.

4.    CHANGES TO TOOLING. Dot Hill may make changes to the Tooling at any time upon written notice to Supplier. If the change causes a material increase in the cost or time required by Supplier for the manufacture or test of Products, Supplier shall notify Dot Hill in writing. Supplier shall not modify or change the form, fit, function, design, process or appearance of the Tooling, except upon Dot Hill's prior written approval, which approval may or may not be given by Dot Hill, at Dot Hill's sole discretion.

5.    INSPECTION RIGHTS. Dot Hill and Dot Hill's applicable customer for which such Tooling is to be used to produce Products shall have the right to perform, upon request, a first article inspection of the use of the Tooling at the Supplier's manufacturing facility upon reasonable notice.

6.    OWNERSHIP, USE AND REMOVAL

          6.1  Ownership Rights. All Tooling and Tooling Specifications provided by Dot Hill to Supplier and all replacements or revisions thereof and material fixed or attached thereto, shall be and remain the property of Dot Hill or Dot Hill's applicable customer. Dot Hill or Dot Hill's applicable customer shall have all right, title and interest therein. Supplier shall keep the Tooling and Tooling Specifications free of all liens, claims, encumbrances and interests of third parties. Supplier shall cooperate with Dot Hill and execute any agreements, instruments and other documents required to evidence or perfect the rights of Dot Hill or Dot Hill's customer in the Tooling.

          6.2  Permitted Use. Supplier shall use the Tooling solely for the purpose of manufacturing and/or testing Products or prototypes thereof for distribution to Dot Hill, Dot Hill's customers or Dot Hill's Contractor(s). Supplier shall not substitute any of its property for the Tooling or any part thereof. Supplier shall not deliver or make available to any third party the Tooling, or any property or goods developed, manufactured or created with the aid of the Tooling. Supplier shall not use the Tooling, or any property or goods manufactured, developed, or created with the use of the Tooling, except to manufacture Products or prototypes thereof for distribution to Dot Hill, Dot Hill's customers or Dot Hill's Contractor(s).

          6.3  Tooling Location. Except as otherwise agreed to by the parties in writing, Supplier shall maintain the Tooling at the Supplier's manufacturing facility. Supplier shall not move, remove or dispose of Tooling without Dot Hill's prior written approval.

          6.4  Removal. Supplier shall return the Tooling to a Dot Hill-designated location upon demand by Dot Hill using whatever reasonable means Dot Hill deems most expedient. Upon request by Dot Hill, Supplier shall prepare for shipment and deliver the Tooling to Dot Hill, Dot Hill's customer or Dot Hill's Contractor(s), as Dot Hill shall direct. Supplier shall not in any manner prevent, hinder or obstruct Dot Hill's removal of Tooling.

          6.5  Condition of Tooling. Dot Hill will use commercially reasonable efforts to ensure that all Tooling and Tooling Specifications will be free in all material respects from defects and fit in all material respects for use as anticipated in Supplier's manufacturing processes for the manufacture of the Products.

7.    ADDITIONAL SUPPLIER RESPONSIBILITIES

          7.1    Markings. Supplier shall not remove, alter or obscure any identification number, labels or tags which are provided by Dot Hill with or included on the Tooling.

          7.2  Operation. Supplier shall, at its expense, maintain the Tooling in good working order (including proper calibration of test equipment) and in the same condition as delivered to Supplier, normal wear and tear excepted.

          7.3  Risk of Damage. All Tooling, while in Supplier's possession or control, will be held at Supplier's risk and will be kept insured by Supplier at Supplier's expense in an amount equal to the replacement cost, with loss payable to Dot Hill. Supplier shall provide Dot Hill with the certificate of insurance, upon request by Dot Hill.

          7.4  Entry. Dot Hill and Dot Hill's applicable customer that owns or has rights in the Tooling shall have the right at all reasonable times and upon reasonable notice to enter Supplier's premises to inspect any and all of the Tooling, including, without limitation, opening dies for the Tooling.

8.    WARRANTY DISCLAIMER. DOT HILL PROVIDES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE TOOLING OR THE TOOLING SPECIFICATION, OR THEIR USE BY SUPPLIER IN THE MANUFACTURE OF PRODUCTS. ALL WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY EXCLUDED.

9.    Indemnification. Dot Hill will defend, at its expense, any action or claim brought against Supplier or its subsidiaries alleging that Tooling or the Tooling Specifications provided to Supplier by Dot Hill under this Agreement infringe any patent, copyright, trademark, or any other proprietary right, and Dot Hill will pay all costs and damages (including attorney's fees) incurred by Supplier or its subsidiaries in such actions that are attributable to such actions or claims provided that Supplier (i) gives Dot Hill prompt written notice of any such action or claim made to Supplier or any of its subsidiaries in writing, (ii) cooperates with Dot Hill, at Dot Hill's expense, in the defense of such action or claim, and (iii) gives Dot Hill the right to control the defense and settlement of any such action or claim to the extent covered by the indemnification provided herein. Should the use of the Tooling be enjoined or become the subject of an action or claim of infringement for which indemnity is provided under this Section 9, Dot Hill may, at Dot Hill's option and at no expense to Supplier, (a) by license or other release, procure for Supplier the right to continue to use the same, (b) replace or modify the same to make it non-infringing; or (c) if neither alternative is commercially feasible, require Supplier to discontinue promptly the use of the Tooling and the Tooling Specifications and immediately return the same to Dot Hill.

[*] = Confidential Treatment Requested.

ATTACHMENT D
BUSINESS CONTINUITY PLAN
(See attached Supplier Business Continuity Plan)

[*] = Confidential Treatment Requested.

SOLECTRON®
QUALITY SOLUTIONS    •    GLOBAL PARTNERSHIPS

DISASTER RESPONSE / RECOVERY
PROGRAM
(DRRP)

        [...***...]

[*] = Confidential Treatment Requested.

ATTACHMENT E

SPECIFICATION

1.
Engineering Specification for the Minnow 2U Fibre Channel Data Storage Systems Document No. 950-4131-01 Rev. 1.0

2.
Engineering Specification for the Minnow 2U SCSI Ultra 160 Data Storage Systems Document No. 950-4132-01 Rev. 1.2

3.
Engineering Specification for the Minnow 1U SCSI Ultra 160 Data Storage Systems Document No. 950-4133-01 Rev. 1.0

[*] = Confidential Treatment Requested.

Engineering Specification

for the [...***...]

[*] = Confidential Treatment Requested.

CORPORATE DISASTER RESPONSE AND RECOVERY

SOLECTRON CORPORATION	Revision Date 2/21/01	Document Number CORSAF-10-025440
PROCEDURE	Revision Level B	Page 1 of 26,

CORPORATE
DISASTER RESPONSE AND RECOVERY

Originator Approval: Raelene Wong	Approval Date: February 21, 2001
Manager Approval: Bob Fernandes	Approval Date: February 21, 2002
Manager Approval: Philip Fok	Approval Date: February 21, 2001

[...***...]

[*] = Confidential Treatment Requested.

Engineering Specification

for the [...***...]

[*] = Confidential Treatment Requested.

Engineering Specification

for the [...***...]

[*] = Confidential Treatment Requested.

QuickLinks

AWARD LETTER
ATTACHMENT A PRODUCT PRICING MATRIX
ATTACHMENT B TURNKEY COMPONENTS AND EOQ
ATTACHMENT C TOOLING
DISASTER RESPONSE / RECOVERY PROGRAM (DRRP)
ATTACHMENT E SPECIFICATION
Engineering Specification for the [...***...]
CORPORATE DISASTER RESPONSE AND RECOVERY
CORPORATE DISASTER RESPONSE AND RECOVERY
Engineering Specification for the [...***...]
Engineering Specification for the [...***...]